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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE           Contact:      Lauren Belliveau
                                              Communications Specialist
                                              (508) 910-3673


                        Templer Resigns as Aerovox CFO



NEW BEDFORD, MA-(August 24,1999) Aerovox Incorporated (Nasdaq/NM:ARVX) announced today that Senior Vice President and Chief Financial Officer, Jeffrey A. Templer, has resigned from his position effective September 3, 1999.

Mr. Templer, who has been with the Company as Chief Financial Officer for over three years, is leaving the position to pursue another opportunity.

"Jeff has made valuable contributions to the financial improvement of Aerovox during his three-year tenure. We regret that he will be leaving our company, but we wish him the best in his future endeavors", said President and CEO, Robert D. Elliott.

A search is now underway to hire a replacement for Mr. Templer.

Aerovox Incorporated is a leading manufacturer of film, paper and aluminum electrolytic capacitors. The company sells its products worldwide principally to original equipment manufacturers of electrical equipment. Aerovox operates plants in New Bedford, MA; Huntsville, AL; Juarez and Mexico City, Mexico and Weymouth, England.